Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM F-3
(Form Type)

SUPERCOM LTD.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value NIS 50 per share	Rule 457(o)
	Equity	Preferred shares, par value NIS 50 per share	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Subscription Rights	Rule 457(o)
	Other	Units	Rule 457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(2)	(3)	$50,000,000	0.0001531	$7,655

	Total Offering Amounts					$50,000,000		$7,655
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$7,655

(1)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to instructions to Form F-3 under the Securities Act, as amended (the “Securities Act”).

(2)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $30,000,000. Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(3)
The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.